UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 18, 2009
Capital Crossing Preferred Corporation
(Exact name of registrant as specified in its charter)

Massachussetts (State or other jurisdiction of incorporation)	000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)
1271 Avenue of the Americas
46th Floor
New York, New York 10020
(Address of principal executive offices, including zip code)
(212) 377-1503
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 18, 2009, Capital Crossing Preferred Corporation (the “Company”) and its parent, Aurora Bank FSB (“Aurora Bank’), entered into an Asset Exchange Agreement (the “Agreement”) pursuant to which Aurora Bank agreed to assign various single family residential mortgage loans (“Bank Loans’) to the Company in exchange for the Company assigning certain commercial and multifamily mortgage loans (“REIT Loans”) to Aurora Bank. Pursuant to the Agreement, the Bank Loans assigned to the Company would be of equal or greater value to the REIT Loans assigned to Aurora Bank.
     This announcement follows the previous 8-K disclosure dated July 21, 2009, wherein the Company disclosed that an Asset Exchange Agreement dated February 5, 2009, was terminated following receipt of the Office of Thrift Supervisions’ (“OTS”) denial of Aurora Bank’s request for a letter of Non- Objection in connection with transaction proposed in that agreement. The July 21, 2009 8-K further indicated that the Company would continue to consider potential alternative transactions involving its loan portfolio. On August 17, 2009, the OTS provided a letter of Non-Objection to a limited proposed asset exchange as between the Company and Aurora Bank. In that letter of Non-Objection the OTS specifically conditioned any potential exchange from including a capital distribution, which the OTS has consistently prohibited since the imposition of the Cease and Desist Order, dated January 26, 2009, and the Prompt Corrective Action Order, dated February 4, 2009, against the parent of the Company, Aurora Bank.
Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Forward-looking statements should not be unduly relied upon because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. Such risks, uncertainties and other factors include, but are not limited to: limitations by regulatory authorities on the Company’s ability to implement its business plan and restrictions on its ability to pay dividends; the risk that the failure of the Company to maintain its status as a REIT would result in the Company being subject to federal income tax, including any applicable alternative minimum tax and excise tax; the risk that the Company could be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost; further regulatory limitations on the business of Aurora Bank that are applicable to the Company; the risk that a decline, or a perceived decline, in Aurora Bank’s capital situation may result in the Series D preferred stock being subject to an automatic exchange into preferred shares of Aurora Bank; the risk that Aurora Bank’s capital ratios may fall below certain specified levels and that Aurora Bank may be forced to merge with or be acquired by another entity or begin voluntary dissolution; the risk that the Series D preferred stock will in the future be delisted from The NASDAQ Stock Market or will otherwise cease to trade on The NASDAQ Stock Market; the risk that the Series D preferred stock may not otherwise retain value and/or liquidity; the risk that the Company may not have adequate cash available, including as a result of the Company being subject to federal income tax, to pay dividends with respect to the Series D preferred stock; negative economic conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits which may affect, among other things, the credit quality of the Company’s loan portfolios (the degree of the impact of which is dependent upon the duration and severity of these conditions); the level and volatility of interest rates; changes in consumer, investor and counterparty confidence in, and the related impact on, financial markets and institutions; legislative and regulatory actions which may adversely affect the Company’s business and economic conditions as a whole; the impact of litigation and regulatory investigations; various monetary and fiscal policies and regulations; changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements; changes in the nature and quality of the types of loans held by the Company; and risks relating to the Company’s business discussed in its filings with the Securities and Exchange Commission. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements that are expressed or implied by the forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: November 24, 2009	By:	/s/ Lana Franks
		Name:	Lana Franks
		Title:	President